UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): September 22, 2010

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 West Silver Spring Drive
Butler, WI 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On September 22, 2010, Actuant Corporation (the “Company”) announced that it plans to divest its European Electrical business and, as a result, expects to recognize a non-cash asset impairment charge of $35-$40 million in the fourth quarter of fiscal 2010.  Historical operating results have been reclassified to present the European Electrical financial results as discontinued operations.  The planned divestiture is part of the Company’s continuing efforts to proactively focus on platforms where it believes it can create the most shareholder value. A copy of the press release announcing the planned divesture and related reclassification to historical financial results is attached as Exhibit 99.1 to this report on Form 8-K.

Item 2.06     Material Impairments.

The information disclosed above under Item 2.02 with respect to the non-cash asset impairment charge of $35-$40 million in the fourth quarter of fiscal 2010 as a result of the planned divestiture of the Company’s European Electrical business is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release of the Company dated September 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)

Date:	September 22, 2010	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer